EXHIBIT 25
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Holly Pattison
U.S. Bank National Association
1350 Euclid Ave.
Cleveland, OH 44115
(216) 623-5976
(Name, address and telephone number of agent for service)
Ferro Corporation
(Issuer with respect to the Securities)

Ohio

(State or other jurisdiction of incorporation or organization)	34-0217820

Ferro Corporation
1000 Lakeside Ave.
Cleveland, Ohio	44114

(Address of Principal Executive Offices)	(Zip Code)
Debt Securities
(Title of the Indenture Securities)
$200,000,000 DEBT SECURITIES ISSUED UNDER THE SENIOR INDENTURE BETWEEN
FERRO CORPORATION AND U.S. BANK NATIONAL ASSOCIATION
DATED AS OF MARCH 5, 2008

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture                     for which the Trustee acts as Trustee.
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*
2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, Ohio on the 12th of February, 2008.

By:	/s/ Holly Pattison
Holly Pattison
Vice President

By:	/s/ Elizabeth Thuning
Elizabeth Thuning
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: February 12, 2008

By:	/s/ Holly Pattison
Holly Pattison
Vice President

By:	/s/ Elizabeth Thuning
Elizabeth Thuning
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
1 As of 9/30/2007
($000’s)

9/30/2007

Assets
Cash and Due From Depository Institutions	$6,710,248
Securities	39,854,938
Federal Funds	3,917,791
Loans & Lease Financing Receivables	147,446,753
Fixed Assets	2,385,656
Intangible Assets	11,966,716
Other Assets	13,693,927

Total Assets	$225,976,029

Liabilities
Deposits	$133,188,625
Fed Funds	12,571,367
Treasury Demand Notes	0
Trading Liabilities	234,272
Other Borrowed Money	41,979,138
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	8,035,934

Total Liabilities	$203,706,802

Equity
Minority Interest in Subsidiaries	$1,542,042
Common and Preferred Stock	18,200
Surplus	12,057,531
Undivided Profits	8,651,454

Total Equity Capital	$22,269,227

Total Liabilities and Equity Capital	$225,976,029
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Holly Pattison Vice President
Date: February 12, 2008